UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

The purpose of this Amendment is to correct the name of the investor identified in the Form 8-K filed with the SEC on April 10, 2007 as “Iplan AR LLC” to the correct name of “New Iplan AR LLC.”

Item 1.01                      Entry into a Material Definitive Agreement

Advance Display Technologies, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) on April 4, 2007 with New Iplan AR LLC in connection with the Company’s sale to this investor of 8,400 shares of the Company’s Series G Preferred Stock at a price of $100 per share for a total capital commitment of $840,000.  New Iplan AR LLC is an affiliate of the Company’s principal shareholder and a member of its Board of Directors, Lawrence F. DeGeorge.

Pursuant to the Agreement, the Company has no obligation to issue any of the shares to New Iplan AR LLC before New Iplan AR LLC fulfills the entire subscription.  The Company may terminate its obligations under the Agreement at any time prior to the Company’s acceptance of full payment of the total capital commitment.

The Series G Preferred Stock has not been registered under the Securities Act of 1933, and the Agreement does not require the Company to file a registration statement for the shares Series G Preferred Stock sold.  The shares of Series G Preferred Stock are offered and sold to New Iplan AR LLC in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.  New Iplan AR LLC is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 3.02                      Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01                      Financial Statements And Exhibits

(d)  Exhibits.

Exhibit Number	Description of Document
4.1	Subscription Agreement between the Company and New Iplan AR LLC, dated April 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Registrant)
Date: June 18, 2007	By: /s/ Matthew W. Shankle Matthew W. Shankle, President

Exhibit Index

Exhibit Number	Description of Document
4.1	Subscription Agreement between the Company and New Iplan AR LLC, dated April 4, 2007.